EXHIBIT 23.1




            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent certified public accountants, we hereby consent to the incorporation of our reports dated February 17, 1999 included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 33-93920.




GRANT THORNTON LLP

Miami, Florida,
  March 25, 1999.